EXHIBIT 10.1

July 9, 2018
Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL 60179
Attn: James Henry & Neil Patel

Re: Letter Agreement Regarding Certain Charges Under the Retail Operations Agreement between Sears, Roebuck and Co. (“Sears”) and Lands’ End, Inc. (“Land’s End” and, together with Sears, the “Parties”) (the “Retail Ops Agreement”). Capitalized terms not otherwise defined herein shall have the definitions ascribed thereto in the Retail Ops Agreement.

Dear Messrs. Henry and Patel:

This Letter Agreement hereby amends the Retail Ops Agreement effective April 4, 2014, and sets forth the charges for certain returns under the same.

1.
RRC/CRC Charges. The Parties acknowledge that the Retail Ops Agreement provides certain charges to be imposed on Lands’ End for (i) Inbound Vendor Cross Docking and (ii) Disposition of Unsalable, Defective and Obsolete Goods as set forth on pages A-13, A-14, and A-15 of Appendix #2 thereto which the parties desire to revise effective February 1, 2018. Accordingly, the Parties hereby agree that pages A-13, A-14, and A-15 are hereby amended as set forth in the column entitled “Changes” on the attached Exhibit A.

2.	No Other Amendments. Except as expressly amended herein, the Retail Ops Agreement shall continue in full force and effect in accordance with the terms as if fully set forth herein.

If you agree to the terms of this Letter Agreement, please so acknowledge by signing below and returning an executed copy to me at your soonest convenience.

Sincerely,

LANDS’ END, INC.

/s/ Claudia Mazo
Claudia Mazo
SVP Retail

AGREED AND ACKNOWLEDGED

SEARS, ROEBUCK AND CO.

By:	/s/ Robert Phelan
Its:	SVP, Finance
Date:	July 23, 2018

EXHIBIT A
Changes to Retail Operations Agreement with Sears, Roebuck and Co.
RRC (Pages A-13 and A-14)

	Services				Fees/Methodology for Determining Fees	Changes
2.	Inbound Vendor Cross Docking				Current Fixed (Monthly): $32,600 Variable Handling: based on receipt and disbursement volume and vary by flowpath (e.g., automatic cross-dock). Rate at actual cost.	Current Fixed (Monthly): $21,190
	•	SRC will provide cross-dock access into the Designated Company Stores.
	•	Cross dock cartons by 2 forms:
		1.1	Cross dock Inbound Vendor cartons from upstream DCs and move cartons to stores while providing systemic information of contents (JIT, RIM Flow and Central Stocking processes)
		1.2	Cross dock Vendor Direct to Store cartons via servicing RRC (EMP Expedited Merchandise Process)		Variable Handling: based on receipt and disbursement volume and vary by flowpath (e.g., automatic cross-dock). Rate at actual cost.
			1.2.1	RRC acknowledges the carton ID (no receipt) as arrived at RRC and ships out on next store delivery
			1.2.2	RRC passes vendor provided information via ASN to store. Store receipt triggers payment to vendor.
	•	Move cross dock cartons to stores on next outbound delivery. DCs do not stock cross dock product

ACD rate: $0.20/ctn
2014 Full RRC Rate Table:
Fixed: LE will be billed fixed amount set annually based upon previous year’s DC handling expenses attributed to LE.

LE will be charged variable handling rates for RDC services for merchandise shipped directly from an RRC to a LE store, if that service is requested at a rate of actual cost.

~~Rate & Fee Adjustments: On each anniversary of the Effective Date of this Agreement, LE’s rates and fees are subject to an annual adjustment per SRC’s cost structure.~~
Rate & Fee Adjustments: Before the beginning of each Fiscal Year hereafter, LE’s Current Fixed (Monthly) Fee will be adjusted proportionately to changes to LE Store Count. e.g. (Beg. FY2019 Stores/Beg FY 2018 Stores)*Current Fixed (Monthly) Rate

CRC (Pages A14 and A-15)
	Services				Fees/Methodology for Determining Fees	Changes
2.	Disposition of Unsalable, Defective and Obsolete Goods				CRC handling services are billed on a per scan basis.
	•	Process DC returns to Vendor via RA procedures (Return Authorization)			Rate at actual cost.
	•	Provide liquidation service (sell to salvager, destroy/deface and dispose) per LE direction
	•	Manage the liquidation of damaged merchandise (assigned to damage bin) per LE guidelines			Transportation rates are based on the average size of the item and charged per scan. LE is assigned a rate based on the average cube per selling unit.
	•	SRC manages store liquidation recoveries such as Store RA flowing via SRC's reverse logistics network.				Fixed rate set at beginning of fiscal year based on changes to LE Store Count. e.g. (Beg. FY2019/Beg. FY2018 Stores)* Current Fixed (Monthly) Rate
	•	Salvage revenue is derived from recovery of salvageable merchandise. Rate is set by BU in accordance with our agreement with third party(s).			~~Fixed rate set at beginning of year based on prior year actual fixed costs attributed to LE. Fixed charges represent the portion of the CRC expense that does not vary with volume.~~

					~~2014 CRC Rates are as follows: CRC Handling: $0.349/scan Transportation: $0.130/scan Supplies: $0.068/Scan Fixed (Monthly): $16,611~~  Salvage Revenue: passed through based upon actual receipt.	Current Overall Scan Rate: $0.47 2018 CRC Handling Rate: $0.415/scan 2018 Transportation Rate: $0.130/scan 2018 Supplies Rate: $0.048/scan 2018 Total CRC Rate: $0.593/scan 2018 Fixed (Monthly): $10,289